UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2011

SENSATA TECHNOLOGIES B.V.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

The Netherlands	333-139739	98-0528648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kolthofsingel 8, 7602 EM Almelo

The Netherlands

(Address of Principal Executive Offices, including Zip Code)

31-546-879-555

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 6, 2011, Sensata Technologies B.V. (the “Issuer”) entered into a purchase agreement (the “Purchase Agreement”) among the Issuer, the guarantors named therein and Barclays Capital Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several initial purchasers (collectively, the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Issuer has agreed to sell to the Initial Purchasers, and the Initial Purchasers have agreed to purchase from the Issuer, $700,000,000 in aggregate principal amount of 6.5% Senior Notes due 2019 (the “Notes”). The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Issuer and the guarantors, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities. The sale of the Notes is expected to close on May 12, 2011, subject to certain closing conditions, including the effectiveness of the Issuer’s new senior secured credit facility.

Item 8.01	Other Events.

In connection with the execution of the Purchase Agreement, on May 6, 2011, the Issuer issued a press release announcing that it had priced $700,000,000 in aggregate principal amount of the Notes in connection with its previously announced private offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). A copy of the press release announcing the pricing of the Notes offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements. This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	May 6, 2011 press release entitled “Sensata Technologies Announces Pricing of $700 Million of Senior Notes due 2019.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES B.V.

/s/ Jeffrey Cote
Date: May 9, 2011	By:	Jeffrey Cote
	Title:	Chief Administrative and Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	May 6, 2011 press release entitled “Sensata Technologies Announces Pricing of $700 Million of Senior Notes due 2019.”